Exhibit 10.22

STOCK TRANSFER AGREEMENT

This Stock Transfer Agreement (the “Agreement”) is made and entered into as of October 31, 2022, by and among InterPrivate Acquisition Management II LLC, a Delaware limited liability company (“Sponsor”), and Braemar Energy Ventures III, LP (“Transferee”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA (as defined below).

BACKGROUND

WHEREAS, InterPrivate II Acquisition Corp., a Delaware corporation (the “Parent”), Getaround, Inc. (the “Company”) and certain other parties entered into an Agreement and Plan of Merger (the “BCA”), dated May 11, 2022, pursuant to which, among other things, (a) First Merger Sub will be merged with and into the Company, with the Company surviving the First Merger as a wholly owned subsidiary of Parent, and, immediately thereafter, the Company will be merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of Parent (such transactions, the “Mergers”), and (b) in connection therewith Parent will issue shares of Parent’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) to the Company Stockholders, on the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, Sponsor owns beneficially and of record 6,348,750 shares of Parent’s Class B Common Stock (and, together with the Class A Common Stock, the “Common Stock”);

WHEREAS, Parent’s Amended and Restated Certificate of Incorporation, dated as of March 4, 2021 provides that each share of Class B Common Stock shall be automatically convertible into one share of Class A Common Stock concurrently with or immediately following the closing of the Mergers;

WHEREAS, pursuant to the BCA, promptly following the Closing, the non-redeeming stockholders of the Parent including the Sponsor are entitled to receive Bonus Shares (as defined in the Registration Statement on Form S-4 filed by the Parent on October 25, 2022) in respect of their Common Stock;

WHEREAS, on or around the date hereof, Transferee has agreed to purchase a subordinated promissory note from the Company (the “Promissory Note”) in the aggregate principal amount of $2.0 million, and, as an inducement for Transferee to purchase the Promissory Note, the Sponsor has agreed, on the terms and conditions set forth herein, to transfer to the Transferee 200,000 of shares of Sponsor Stock (defined below) promptly following the Closing;

AGREEMENT

In consideration of the promises and mutual covenants set forth or referenced herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, hereby agree as follows:

ARTICLE I AGREEMENT OF SPONSOR

1.1 Transfer. Promptly following the consummation of the Mergers, the Sponsor shall transfer to Transferee 200,000 shares of Sponsor Stock (the “Subject Shares”) to the accounts designated by Transferee prior to Closing. The transfer of the Subject Shares to Transferee shall be effected by book entry on the records of the Parent’s transfer agent. “Sponsor Stock” refers (i) prior to Closing, the shares of Class B Common Stock held by the Sponsor, (ii) after Closing, the shares of Class A Stock into which the Sponsor’s Class B Common Stock will convert at the Closing and (iii) any Bonus Shares issued to the Sponsor under the BCA. The Subject Shares shall be comprised of (a) Bonus Shares only, in the event there are at least 200,000 Bonus Shares held by the Sponsor as of the Closing, or (b) to the extent there are fewer than 200,000 Bonus Shares held by the Sponsor as of the Closing, solely to the extent that there are less that 200,000 Bonus Shares, a mix of the shares described in (i) and (ii) in the immediately preceding sentence equal to the amount that the number of available Bonus Shares falls below 200,000 shares.

1.2 Conditions. The obligation of the Sponsor pursuant to Section 1.1 of this Agreement shall be subject to the satisfaction, or valid waiver by the Sponsor, of the conditions that:

(a) the Closing shall have occurred;

(b) all representations and warranties of Transferee contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date);

(c) Transferee shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Promissory Note to be performed, satisfied or complied with by it at or prior to the Closing;

(d) Sponsor shall have received written confirmation from the Company indicating that the Transferee made a new equity investment in the Company of at least $2,000,000 on or after the date hereof, the consideration for which may be the cancellation of the indebtedness of the Company owed to Transferee pursuant to the Promissory Note; and

(e) The Transferee shall deliver to the Sponsor and the Parent a written instrument of its agreement to (i) be bound by the applicable transfer restrictions in the letter agreement dated March 9, 2021 entered into by the Sponsor in connection with the Parent’s initial public offering with the Parent and the other signatories thereto (the “Letter Agreement”) and (ii) become a party to the Registration Rights Agreement dated March 9, 2021 entered into by the Sponsor, EarlyBirdCapital Inc. and the other signatories thereto (the “Registration Rights Agreement”) as a “Permitted Transferee” (as defined in the Registration Rights Agreement), provided that this clause (e) shall be required only with respect to Subject Shares, if any, that are not Bonus Shares.

ARTICLE II REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Transferor. The Sponsor represents and warrants as of the date hereof to the Transferee as follows:

(a) The Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the Transferee, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) The Sponsor is the record owner of 6,348,750 shares of Parent’s Class B Common Stock.

(c) The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. The Sponsor has full right and power to enter into this Agreement.

(d) The Sponsor is not entering into the transactions contemplated by this Agreement to create actual or apparent trading activity in the Common Stock of the Parent (or any security convertible into or exchangeable for Class A Common Stock) or to raise or depress or otherwise manipulate the price of the Class A Common Stock (or any security convertible into or exchangeable for the Class A Common Stock) or otherwise in violation of the Exchange Act. The Sponsor has not entered into or altered, and agrees that the Sponsor will not enter into or alter, any corresponding or hedging transaction or position with respect to the Class A Common Stock.

2.2 Representations and Warranties of Transferee. The Transferee represents and warrants as of the date hereof to the Sponsor:

(a) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Transferee’s powers and have been duly authorized by all necessary actions on the part of the Transferee. This Agreement has been duly executed and delivered by the Transferee and, assuming due authorization, execution and delivery by the Sponsor, this Agreement constitutes a legally valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) The execution and delivery of this Agreement by the Transferee does not, and the performance by the Transferee of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Transferee or (ii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Transferee of its obligations under this Agreement.

(c) The Transferee is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act. Transferee is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(d) The Transferee understands that any Subject Shares that may be issued to the Transferee pursuant to this Agreement are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subject Shares have not been registered under the Securities Act. The Transferee understands that the Subject Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Transferee absent an effective registration statement under the Securities Act, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book entry records representing the Subject Shares shall contain a restrictive legend to such effect. The Transferee acknowledges and agrees that the Subject Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Transferee may not be able to readily resell the Subject Shares and may be required to bear the financial risk of an investment in the Subject Shares for an indefinite period of time. The Transferee understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subject Shares. Transferee agrees that if any transfer of the Subject Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Transferee may be required to deliver to the Parent an opinion of counsel satisfactory to the Parent. Absent registration or an exemption, the Transferee agrees not to resell the Subject Shares. The Transferee further acknowledges that because the Parent is a shell company, Rule 144 may not be available to the Transferee for the resale of the Subject Shares until one year following consummation of the initial business combination of the Parent, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

(e) In making its decision to invest in the Subject Shares, the Transferee has relied solely upon independent investigation made by the Transferee and the Sponsor’s representations, warranties and covenants contained herein. The Transferee has not relied on any statements or other information provided by anyone other than the Sponsor concerning the Parent, the Company, the Mergers, the Subject Shares or the offer of the Subject Shares. The Transferee acknowledges and agrees that the Transferee has received such information as the Transferee deems necessary in order to make an investment decision with respect to the Subject Shares, including with respect to the Company, the Parent and the Mergers, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Transferee’s investment in the Subject Shares. The Transferee represents and agrees that the Transferee and the Transferee’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Transferee and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subject Shares. Without limiting the generality of the foregoing, the Transferee acknowledges that it has had an opportunity to review the SEC Reports.

(f) Transferee became aware of the offering of the Subject Shares solely by means of direct contact between the Transferee, the Company, the Parent and the Sponsor or their representatives or affiliates. The Transferee did not become aware of the offering of the Subject Shares, nor were the Subject Shares offered to the Transferee, by any other means. The Transferee acknowledges that Subject Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under the Securities Act or any state securities laws.

(g) Transferee acknowledges that it is aware that there are substantial risks incident to the ownership of the Subject Shares. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subject Shares, and the Transferee has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Transferee has considered necessary to make an informed investment decision. The Transferee is not relying on any statements or representations of the Sponsor, the Parent or any of their agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

(h) The Transferee has fully considered the risks of an investment in the Subject Shares and determined that the Subject Shares are a suitable investment for the Transferee and that the Transferee is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Transferee’s investment in the Subject Shares. The Transferee acknowledges specifically that a possibility of total loss exists.

(i) The Transferee understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subject Shares or made any findings or determination as to the fairness of this investment.

(j) No broker or finder has acted on behalf of the Transferee in such a way as to create any liability on the Sponsor or the Parent in connection with this Agreement.

(k) The Transferee is not entering into the transactions contemplated by this Agreement to create actual or apparent trading activity in the Class A Common Stock (or any security convertible into or exchangeable for Class A Common Stock) or to raise or depress or otherwise manipulate the price of the Class A Common Stock (or any security convertible into or exchangeable for the Class A Common Stock) or otherwise in violation of the Exchange Act. The Transferee has not entered into or altered, and agrees that the Transferee will not enter into or alter, any corresponding or hedging transaction or position with respect to the Class A Common Stock.

ARTICLE III MISCELLANEOUS

3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the BCA in accordance with its terms, (b) the mutual written consent of the parties hereto, and (c) the date the BCA is terminated by the parties thereto, if the Closing has not occurred by such date. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby; provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 3.2 shall not affect any liability on the part of any party for an intentional breach of this Agreement. This Article III shall survive the termination of this Agreement.

3.2 Trust Account Waiver. The Transferee acknowledges that the Parent has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain proceeds of the private placement (including interest accrued from time to time thereon) for the benefit of its public stockholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferee hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Transferee or any of its related parties as a shareholder of the Parent to the extent related to or arising from any shares of Class A Common Stock of Parent. The Transferee hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account with respect to the Released Claims.

3.3 Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 3.10 or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

3.4 Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

3.5 Form W-9 or W-8. The Transferee shall, on or prior to the Closing, execute and deliver to the Parent a completed IRS Form W-9 or Form W-8, as applicable.

3.6 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the non-assigning parties hereto.

3.7 Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

3.8 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

3.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable

3.10 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by telecopy (with confirmation of delivery), on the date of transmission if on a Business Day before 5:00 p.m. local time of the recipient party (otherwise on the next succeeding Business Day); (d) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day); and (e) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 3.10):

If to the Sponsor:

1350 Avenue of the Americas, Second Floor

New York, NY 10019

Email: legal@interprivate.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

Attention: Laurie Green

Email: greenl@gtlaw.com

If to the Transferee: At the address set forth on the Transferee’s signature page.

3.11 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

3.12 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed on their behalf as of the date first written above.

SPONSOR INTERPRIVATE ACQUISITION MANAGEMENT II LLC

By:	/s/ Ahmed Fattouh
Name: Ahmed Fattouh
Title: CEO

TRANSFEREE BRAEMAR ENERGY VENTURES III, LP

By:	/s/ Neil Suslak
Name: Neil Suslak
Title: Managing Partner
Address for Notice: 350 Madison Avenue New York, NY 10017

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